Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Reports Results for the Third Quarter of 2009
Third Quarter Highlights
•	Operating income of $25.6 million and an operating ratio of 76.7%
•	Adjusted EBITDA[1] of $37.6 million and net cash provided by operating activities of $48.5 million
•	Completed initial public offering in October
JACKSONVILLE, FL, November 11, 2009 — RailAmerica, Inc. (NYSE: RA) today reported third quarter 2009 earnings from continuing operations of $3.5 million or $0.08 per diluted share, compared to $2.0 million or $0.05 per diluted share, for the third quarter of 2008. Net income, which includes discontinued operations, for the third quarter of 2009 was $3.5 million, compared to $2.9 million for the third quarter of 2008. Net income for the third quarter of 2009 includes a tax benefit of $5.4 million.
John Giles, RailAmerica’s President and Chief Executive Officer, said “In the third quarter, we posted solid financial results generating Adjusted EBITDA of $37.6 million, down 4% compared to the record third quarter of 2008 and up 7% compared to the second quarter of 2009. Also, for the third quarter our operating ratio improved to 76.7% compared to 81.5% in the third quarter of 2008 as we continued to strengthen operating efficiencies. With the completion of the initial public offering in October, we have a strong balance sheet with approximately $130 million of cash2 and are well positioned to make strategic investments that will complement the opportunities we have to grow organically through freight and non-freight revenue growth and further productivity gains.”
Third quarter 2009 revenue decreased $23.3 million, or 17%, to $110.1 million from $133.4 million in the third quarter of 2008. Freight revenue declined $27.9 million, or 24%, primarily due a 23% decline in carloads. Non-freight revenue increased $4.6 million, or 26%, to $22.1 million from $17.5 million in the third quarter of 2008.
Third quarter 2009 operating income increased 4% to $25.6 million from $24.7 million in the third quarter of 2008 as lower operating expenses more than offset lower revenue. Lower fuel expense, reduced maintenance expense as a result of a Track Maintenance Agreement executed in 2009, and productivity improvements drove the operating expense decrease. Third quarter 2008 results include a $1.7 million impairment charge, $0.4 million gain on sale and $2.9 million in expenses for headquarters relocation compared to third quarter 2009 results, which include $0.2 million gain on sale and $0.4 million in expenses for headquarters relocation.

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measures

[2]	Pro forma to give effect to the initial public offering and repayment of 10% of senior notes

Third quarter 2009 net cash provided by operating activities increased $10.5 million, or 28%, to $48.5 million from $38.0 million in the third quarter of 2008. Second quarter 2009 cash used by operating activities was $37.0 million, primarily due to a $55.8 million cash payment made for the termination of the interest rate swap in conjunction with the repayment of the bridge credit facility.
As previously announced, RailAmerica, Inc. will present its third quarter earnings on Thursday, November 12, 2009 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (574) 941-1456. The conference ID number is 38929092. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through November 26, 2009 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 642-1687 or (706) 645-9291. The conference ID number is 38929092.
RailAmerica, Inc. is the largest owner and operator of short line and regional freight railroads in North America, measured in terms of total track-miles, operating a portfolio of 40 individual railroads with approximately 7,500 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our prospectus filed with the Commission on October 13, 2009. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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INVESTOR CONTACT
Ira Berger
Office: 904.538.6332
MEDIA CONTACT
Karen Burdette
Office: 904.645.6200
Cell: 904.210.3559

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands,
	except per share data)
Operating revenue	$110,137	$133,400	$316,620	$388,640
Operating expenses:
Transportation	47,524	70,364	138,974	214,728
Selling, general and administrative	26,799	27,085	74,943	77,190
Net loss (gain) on sale of assets	(159)	(434)	855	(532)
Impairment of assets	—	1,731	—	1,731
Depreciation and amortization	10,365	9,959	30,931	29,558

Total operating expenses	84,529	108,705	245,703	322,675

Operating income	25,608	24,695	70,917	65,965
Interest expense, including amortization costs (including amortization of swap termination costs of $9,054, $0, $10,026 and $0, respectively)	(27,507)	(17,288)	(62,770)	(41,622)
Other income (loss)	24	(2,170)	(1,396)	(3,510)

Income (loss) from continuing operations before income taxes	(1,875)	5,237	6,751	20,833
Provision for (benefit from) income taxes	(5,378)	3,203	(3,028)	13,728

Income from continuing operations	3,503	2,034	9,779	7,105
Discontinued operations:
Gain (loss) on disposal of discontinued business (net of income taxes (benefit) of $(11), $60, $311, and $213, respectively)	(20)	842	12,931	545

Net income	$3,483	$2,876	$22,710	$7,650

Dividends declared and paid per common share	$—	$—	$0.46	$—
Basic earnings (loss) per common share:
Continuing operations	$0.08	$0.05	$0.23	$0.16
Discontinued operations	0.00	0.02	0.30	0.02

Net Income	$0.08	$0.07	$0.53	$0.18
Diluted earnings (loss) per common share:
Continuing operations	$0.08	$0.05	$0.23	$0.16
Discontinued operations	0.00	0.02	0.30	0.02

Net Income	$0.08	$0.07	$0.53	$0.18
Weighted Average common shares outstanding:
Basic	43,721	43,565	43,688	43,413
Diluted	43,721	43,565	43,688	43,413

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$62,208	$26,951
Accounts and notes receivable, net of allowance of $4,301 and $3,338, respectively	75,473	76,384
Other current assets	17,713	18,480
Current deferred tax assets	5,854	5,854

Total current assets	161,248	127,669
Property, plant and equipment, net	956,554	953,604
Intangible assets	176,353	172,859
Goodwill	200,635	199,754
Other assets	22,105	16,561

Total assets	$1,516,895	$1,470,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$695	$899
Accounts payable	56,219	56,058
Accrued expenses	49,541	51,349

Total current liabilities	106,455	108,306
Long-term debt, less current maturities	3,208	628,681
Senior secured notes	710,550	—
Deferred income taxes	157,993	144,748
Other liabilities	33,133	117,192

Total liabilities	1,011,339	998,927

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 46,800,000 shares authorized; 43,720,263 shares issued and outstanding at September 30, 2009; and 43,531,272 shares issued and outstanding at December 31, 2008	437	435
Additional paid in capital and other	470,510	470,578
Retained earnings	53,254	50,029
Accumulated other comprehensive loss	(18,645)	(49,522)

Total stockholders’ equity	505,556	471,520

Total liabilities and stockholders’ equity	$1,516,895	$1,470,447

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,710	$7,650
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	39,858	35,108
Amortization of swap termination costs	10,026	—
Net (gain) loss on sale or disposal of properties	(12,448)	868
Foreign exchange (gain) loss on debt	(1,160)	2,762
Swap termination costs	(55,750)	—
Write-off of deferred financing costs	2,593	—
Equity compensation costs	3,146	2,418
Deferred income taxes	(5,340)	13,515
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	1,906	10,378
Other current assets	1,315	2,017
Accounts payable	(544)	(3,801)
Accrued expenses	(1,841)	4,904
Other assets and liabilities	657	898

Net cash provided by operating activities	5,128	76,717

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(34,451)	(47,546)
Proceeds from sale of assets	20,071	14,427
Deferred acquisition/disposition costs and other	(355)	—

Net cash used in investing activities	(14,735)	(33,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	709,830	—
Principal payments on long-term debt	(625,677)	(6,877)
Dividends paid to common stockholders	(19,485)	—
Sale of common stock	—	635
Deferred financing costs paid	(20,018)	(16,657)

Net cash provided by (used in) financing activities	44,650	(22,899)

Effect of exchange rates on cash	214	(301)

Net (decrease) increase in cash	35,257	20,398
Cash, beginning of period	26,951	15,387

Cash, end of period	$62,208	$35,785

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,
	2009		2008
Operating revenue	$110,137	100.0%	$133,400	100.0%
Operating expenses:
Labor and benefits	35,755	32.4%	37,114	27.8%
Equipment rents	8,900	8.1%	10,423	7.8%
Purchased services	7,534	6.8%	10,751	8.1%
Diesel fuel	8,373	7.6%	18,692	14.0%
Casualties and insurance	4,593	4.2%	5,262	3.9%
Materials	2,977	2.7%	2,727	2.0%
Joint facilities	2,497	2.3%	3,291	2.5%
Other expenses	3,694	3.3%	9,189	6.9%
Net gain on sale of assets	(159)	(0.1)%	(434)	(0.3)%
Impairment of assets	—	0.0%	1,731	1.3%
Depreciation and amortization	10,365	9.4%	9,959	7.5%

Total operating expenses	84,529	76.7%	108,705	81.5%

Operating income	$25,608	23.3%	$24,695	18.5%

	Nine Months Ended September 30,
	2009		2008
Operating revenue	$316,620	100.0%	$388,640	100.0%
Operating expenses:
Labor and benefits	101,216	32.0%	110,720	28.5%
Equipment rents	27,327	8.6%	34,011	8.7%
Purchased services	23,417	7.4%	28,914	7.4%
Diesel fuel	23,285	7.3%	58,274	15.0%
Casualties and insurance	13,965	4.4%	15,099	3.9%
Materials	8,138	2.6%	7,683	2.0%
Joint facilities	4,822	1.5%	9,963	2.6%
Other expenses	11,747	3.7%	27,254	7.0%
Net loss (gain) on sale of assets	855	0.3%	(532)	(0.1)%
Impairment of assets	—	0.0%	1,731	0.4%
Depreciation and amortization	30,931	9.8%	29,558	7.6%

Total operating expenses	245,703	77.6%	322,675	83.0%

Operating income	$70,917	22.4%	$65,965	17.0%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Freight Revenue
Per Carload
Comparison by Commodity Group
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2009			September 30, 2008
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(Dollars in thousands, except carloads and average freight revenue per carload)
Agricultural Products	$15,370	31,405	$489	$17,378	37,081	$469
Chemicals	12,112	20,946	578	15,388	26,456	582
Coal	9,381	46,806	200	9,516	44,110	216
Non-Metallic Minerals and Products	8,562	20,081	426	10,020	24,339	412
Pulp, Paper and Allied Products	8,162	16,267	502	11,679	20,917	558
Forest Products	6,748	12,078	559	10,933	18,431	593
Food or Kindred Products	6,061	13,042	465	7,464	14,013	533
Metallic Ores and Metals	6,049	10,382	583	12,542	24,439	513
Waste and Scrap Materials	5,468	14,350	381	7,191	21,609	333
Petroleum	4,648	9,909	469	5,180	10,541	491
Other	3,957	8,958	442	7,373	24,648	299
Motor Vehicles	1,483	4,047	366	1,194	3,925	304

Total	$88,001	208,271	$423	$115,858	270,509	$428

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(Dollars in thousands, except carloads and average freight revenue per carload)
Agricultural Products	$39,916	88,484	$451	$46,337	109,069	$425
Chemicals	35,135	60,977	576	46,927	83,365	563
Coal	28,339	136,341	208	29,229	136,530	214
Non-Metallic Minerals and Products	24,620	58,870	418	29,987	74,151	404
Pulp, Paper and Allied Products	24,105	47,177	511	31,877	61,076	522
Forest Products	20,559	36,004	571	30,922	56,468	548
Food or Kindred Products	19,219	39,196	490	19,905	40,763	488
Metallic Ores and Metals	16,854	29,919	563	41,656	77,346	539
Other	15,527	43,179	360	22,188	75,672	293
Waste and Scrap Materials	14,791	39,762	372	22,245	63,281	352
Petroleum	14,388	31,260	460	15,305	33,372	459
Motor Vehicles	4,154	11,405	364	4,416	16,105	274

Total	$257,607	622,574	$414	$340,994	827,198	$412

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted EBITDA, is a supplemental measure of liquidity that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted EBITDA has limitations as an analytical tool. It is not a measurement of our cash flows from operating activities under GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of liquidity.
     Adjusted EBITDA assists us in monitoring our ability to undertake key investing and financing functions such as making investments, transferring property, paying dividends, and incurring additional indebtedness, which are generally prohibited by the covenants under our senior secured notes unless we met certain financial ratios and tests. Adjusted EBITDA represents EBITDA before impairment of assets, equity compensation costs, gain (loss) on foreign currency exchange and non-recurring headquarter relocation costs. EBITDA, also a non-GAAP financial measure, is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization.
     The following tables set forth the reconciliation of Adjusted EBITDA from our cash flow from operating activities (in thousands):

				Nine months ended
	Q1 2009	Q2 2009	Q3 2009	September 30, 2009
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash provided by (used in) operating activities	$(6,335)	$(37,023)	$48,486	$5,128
Changes in working capital accounts	25,308	2,430	(29,231)	(1,493)
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(15,432)	(12,718)	(11,708)	(39,858)
Amortization of swap termination costs	—	(972)	(9,054)	(10,026)
Net gain (loss) on sale or disposal of properties	728	11,530	190	12,448
Foreign exchange gain (loss) on debt	(1,164)	2,324	—	1,160
Swap termination costs	—	55,750	—	55,750
Write-off of deferred financing costs	—	(2,593)	—	(2,593)
Equity compensation costs	(790)	(1,152)	(1,204)	(3,146)
Deferred income taxes	(1,322)	658	6,004	5,340

Net income	993	18,234	3,483	22,710

Add: Discontinued operations (gain) loss	(184)	(12,767)	20	(12,931)

Income from continuing operations	809	5,467	3,503	9,779
Add:
Provision for (benefit from) income taxes	1,232	1,118	(5,378)	(3,028)
Interest expense, including amortization costs	18,590	16,673	27,507	62,770
Depreciation and amortization	10,319	10,247	10,365	30,931

EBITDA	30,950	33,505	35,997	100,452
Add:
Equity compensation costs	790	1,152	1,204	3,146
Foreign exchange (gain) loss on debt	1,164	(2,324)	—	(1,160)
Write-off of deferred financing costs	—	2,593	—	2,593
Non-recurring headquarter relocation costs	509	127	408	1,044

Adjusted EBITDA	$33,413	$35,053	$37,609	$106,075

				Nine months ended
	Q1 2008	Q2 2008	Q3 2008	September 30, 2008
Cash flows from operating activities to Adjusted EBITDA Reconciliation:
Net cash provided by operating activities	$8,186	$30,568	$37,963	$76,717
Changes in working capital accounts	8,602	(7,134)	(15,864)	(14,396)
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	(10,506)	(11,182)	(13,420)	(35,108)
Net gain (loss) on sale or disposal of properties	(209)	(144)	(515)	(868)
Foreign exchange gain (loss) on debt	(1,735)	395	(1,422)	(2,762)
Equity compensation costs	(1,043)	(652)	(723)	(2,418)
Deferred income taxes	(5,113)	(5,259)	(3,143)	(13,515)

Net income	(1,818)	6,592	2,876	7,650

Add: Discontinued operations gain	149	148	(842)	(545)

Income from continuing operations	(1,669)	6,740	2,034	7,105
Add:
Provision for (benefit from) income taxes	5,189	5,336	3,203	13,728
Interest expense, including amortization costs	12,143	12,191	17,288	41,622
Depreciation and amortization	9,786	9,813	9,959	29,558

EBITDA	25,449	34,080	32,484	92,013
Add:
Impairment of assets	—	—	1,731	1,731
Equity compensation costs	1,043	652	723	2,418
Foreign exchange (gain) loss on debt	1,735	(395)	1,422	2,762
Non-recurring headquarter relocation costs	222	1,152	2,864	4,238

Adjusted EBITDA	$28,449	$35,489	$39,224	$103,162